Exhibit 10.1
November 1, 2023
John Peters
via email
Dear John:
This letter memorializes the understanding between you and Lemonade, Inc. (the “Company”) regarding a reduction in your duties and the corresponding reduction to your annual base salary. You have agreed that, in connection with a reduction of your duties to thirty hours per week of service to the Company, your annual base salary will be reduced to $212,500, in each case, effective November 15, 2023.
Please note that your signature to this letter will evidence your consent to this reduction in your duties and corresponding base salary reduction and your waiver of any right you may have to resign for “good reason” under your amended and restated employment agreement, dated July 7, 2020 by and between you and the Company (the “Employment Agreement”), or any other agreement containing “good reason” or a similar concept between you and the Company or an affiliate thereof as a result of such duties and/or base salary reduction. You further acknowledge and agree that, as a result of such signature to this letter, neither the reduction of your duties nor the base salary reduction will constitute a breach or violation by the Company of any provision of the Employment Agreement with the Company.
Notwithstanding the foregoing, if the company terminates your employment without Cause (as defined in the Employment Agreement) on or before May 15, 2024, the annual base salary utilized to calculate your severance benefits set forth in the Employment Agreement will be deemed to be $425,000, and, if the Company terminates your employment without Cause between May 16, 2024 and November 15, 2024, the annual base salary utilized to calculate your severance benefits set forth in the Employment Agreement will be deemed to be $320,000.
Please indicate your agreement with the terms of this letter by signing and dating this letter in the space below. Thank you for your contributions to the Company. We look forward to continuing our journey together with your leadership.
Sincerely,
Lemonade, Inc.

By: /s/ Daniel Schreiber

Daniel Schreiber
Co-CEO

I have read and understand this letter and acknowledge, accept and agree to its terms.
/s/ John Peters

John Peters